EXHIBIT 32
CCFNB BANCORP, INC.
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with this Quarterly Report of CCFNB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: May 10, 2011

/s/ Lance O. Diehl Lance O. Diehl
President and Chief Executive Officer
(Principal Executive Officer)
Date: May 10, 2011

/s/ Jeffrey T. Arnold Jeffrey T. Arnold CPA, CIA
Chief Financial Officer and Treasurer
(Principal Financial Officer)

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